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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 7, 2006

                             Euronet Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware               001-31648              74-2806888
    (State or other          (Commission          (I.R.S. Employer
    jurisdiction of          File Number)        Identification No.)
    incorporation)

                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                (Address of principal executive office)(Zip Code)

                                 (913) 327-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01  Entry into a Material Definitive Agreement.


On June 7, 2006, the Compensation Committee of the Board of Directors of Euronet Worldwide, Inc. (the "Registrant") adopted a policy concerning the grant of equity based compensation to the Registrant's outside directors. Under such policy, in consideration of his or her services, each outside director will receive an annual grant of 3500 shares of restricted stock of the Registrant as of the date of each annual meeting of the Registrant. The restrictions on the stock will lapse and the shares will vest to the directors over three years, with one-third of each award vesting each year, on the first, second and third anniversary dates of the annual meeting.

Awards under the policy will be made under and in accordance with the Registrant's 2006 Stock Incentive Plan. The award of restricted stock to the outside directors for the year 2006/2007 will not be effective until and is subject to the filing by the Registrant of a registration statement on Form S-8 covering the shares underlying the 2006 Stock Incentive Plan and the execution and delivery to the directors of appropriate award agreements.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EURONET WORLDWIDE, INC.


                                    By: /s/ Jeffrey B. Newman
                                        ----------------------------
                                        Jeffrey B. Newman,
                                        Executive Vice President and General
                                        Counsel

Date:  June 12, 2006